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Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-_________) of our report dated January 25, 1996 on our audits of the consolidated and combined financial statements and financial statement schedules of Colonial Properties Trust as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993 which report is included in the 1995 Annual Report incorporated by reference in Form 10-K, as amended. We also consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-________) of our report dated June 28, 1996 on our audit of the Combined Historical Summary of Revenues and Direct Operating Expenses of Acquired Properties - Crowne Chase Apartments and Crowne Point Apartments; our report dated July 3, 1996 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Acquired Property - Northdale Court; our report dated December 6, 1996 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Acquired Property - Wekiva RiverWalk; our report dated December 13, 1996 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Acquired Property - Bardmoor Village; and our report dated December 13, 1996 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Acquired Property - Island Walk, which reports are included in a previously filed Form 8-
K.  We also consent to the reference to our firm under the caption "Experts."

                                                    /s/ Coopers & Lybrand L.L.P.
                                                    ----------------------------

                                                        COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
December 19, 1996